Exhibit (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 86 to Registration Statement No. 33-00488 on Form N-1A of our report dated July 27, 2009, relating to the financial statements and financial highlights of Allegiant Funds, including Balanced Allocation Fund, International Equity Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Mid Cap Value Fund, Multi-Factor Mid Cap Growth Fund, Multi-Factor Small Cap Core Fund, Multi-Factor Small Cap Growth Fund, Multi-Factor Small Cap Value Fund, S&P 500(R) Index Fund, Small Cap Core Fund, Small Cap Growth Fund, Bond Fund, Government Mortgage Fund, High Yield Bond Fund, Intermediate Bond Fund, Limited Maturity Bond Fund, Total Return Advantage Fund, Ultra Short Bond Fund, Intermediate Tax Exempt Bond Fund, Michigan Intermediate Municipal Bond Fund, Ohio Intermediate Tax Exempt Bond Fund, Pennsylvania Intermediate Municipal Bond Fund, Government Money Market Fund, Money Market Fund, Ohio Municipal Money Market Fund, Pennsylvania Tax Exempt Money Market Fund, Tax Exempt Money Market Fund, and Treasury Money Market Fund, appearing in the Annual Reports on Form N-CSR of Allegiant Funds, for the year ended May 31, 2009, and of our report dated July 27, 2009, relating to the financial statements and financial highlights of PNC Funds, Inc., including Prime Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund, Capital Opportunities Fund, International Equity Fund, Diversified Real Estate Fund, Limited Maturity Bond Fund, Total Return Bond Fund, Maryland Tax-Exempt Bond Fund, Tax-Exempt Limited Maturity Bond Fund and National Tax-Exempt Bond Fund, appearing in the Annual Report on Form N-CSR of PNC Funds, Inc. for the year ended May 31, 2009, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, all of which are part of such Registration Statement.

Deloitte & Touche LLP

Chicago, Illinois
September 28, 2009